Exhibit 31.6

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy E. Morris, Senior Vice President Finance and Global Corporate Development and Chief Financial Officer, certify that:

1.                                      I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of VIVUS, Inc. for the year ended December 31, 2012; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 12, 2013

By:	/s/ TIMOTHY E. MORRIS
Name:	Timothy E. Morris
Title:	Senior Vice President Finance and Global Corporate Development and Chief Financial Officer